EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of ArvinMeritor, Inc. of our report dated November 15, 2005 (February 27, 2006, as to the effect of discontinued operations as discussed in Note 3), relating to the consolidated financial statements and financial statement schedule (which report expresses an unqualified opinion and includes explanatory paragraphs related to a change in method of determining the cost of certain inventories and accounting for variable interest entities) of ArvinMeritor, Inc., included in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of ArvinMeritor, Inc.:

Form	Registration No.	Purpose

S-8	333-107913	ArvinMeritor, Inc. Savings Plan

S-3	333-58760	Registration of debt securities

S-8	333-123103	ArvinMeritor, Inc. Hourly Employees Savings Plan

S-8	333-49610	1997 Long-Term Incentives Plan

S-3	333-43146	Arvin Industries, Inc. Savings Plan

S-3	333-43118	Arvin Industries, Inc. 1988 Stock Benefit Plan

S-3	333-43116	Arvin Industries, Inc. 1998 Stock Benefit Plan

S-3	333-43112	Arvin Industries, Inc. Employee Stock Benefit Plan

S-3	333-43110	Arvin Industries, Inc. Employee Savings Plan

S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan, and 1998 Employee Stock Benefit Plan

S-4	333-130514	Registration of debt securities
Deloitte & Touche LLP
Detroit, Michigan
February 27, 2006